Exhibit 10.2

DICE MOLECULES HOLDINGS, LLC

2014 EQUITY INCENTIVE PLAN

ADOPTED ON DECEMBER 1, 2014

AS AMENDED ON JUNE 30, 2016, JULY 7 ,2018, JULY 9, 2018 AND

DECEMBER 18, 2020.

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SECTION 11.	DURATION AND AMENDMENTS	6
(a)	Term of the Plan	6
(b)	Right to Amend or Terminate the Plan	6
(c)	Effect of Amendment or Termination	6
(d)	Part-Time Employment and Leaves of Absence	6

SECTION 12.	CHOICE OF LAW	7

SECTION 13.	DISTRIBUTIONS	7

SECTION 14.	DEFINITIONS	7-10

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DICE MOLECULES HOLDINGS, LLC

2014 EQUITY INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The purpose of the Plan is to offer selected persons an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by the grant of Units. Units may be granted as “profits interests” within the meaning of I.R.S. Revenue Procedures 93-27 and 2001-43 for United States federal income tax purposes. In the event any term or provision of this Plan conflicts with the Operating Agreement, the terms and provisions of the Operating Agreement shall govern.

Capitalized terms are defined in Section 14.

SECTION 2. ADMINISTRATION.

(a) Committees of the Managers. The Plan may be administered by one or more Committees. Each Committee shall consist of one or more individuals of the board of Managers who have been appointed by the Managers. Each Committee shall have such authority and be responsible for such functions as the Managers has assigned to it. If no Committee has been appointed, the entire board of Managers shall administer the Plan. Any reference to the Managers in the Plan shall be construed as a reference to the Committee (if any) to whom the Managers has assigned a particular function.

(b) Authority of the Managers. Subject to the provisions of the Plan and the Operating Agreement, the Managers shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan, including, but not limited to the repurchase of all or a portion of a Participant’s Units as provided in Section 2.c of the Operating Agreement, if set forth in any Unit Grant Agreement between the Company and such Participant. All decisions, interpretations and other actions of the Managers shall be final and binding on all Participants.

SECTION 3. ELIGIBILITY.

Only Employees, Managers, and Consultants (the “Participants”) shall be eligible for the grant of Units.

SECTION 4. UNITS SUBJECT TO PLAN.

(a) Basic Limitation. Not more than 15,875,655 Units may be issued under the Plan (subject to Subsection (b) below and Section 8). The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Units to satisfy the requirements of the Plan.

(b) Additional Units. In the event that Units issued under the Plan are reacquired by the Company, such Units shall be added to the number of Units then available for issuance under the Plan. In the event that any right for any reason expires or is canceled or otherwise terminated, the Units allocable to the unexercised portion of such right shall be added to the number of Units then available for issuance under the Plan.

SECTION 5. TERMS AND CONDITIONS OF GRANTS OF PROFITS INTERESTS.

(a) Profits Interests. Profits Interests granted under this Plan are intended to meet the definition of a “profits interest” in I.R.S. Revenue Procedures 93-27 and 2001-43. Accordingly, at the time such Profits Interests are granted, such Profits Interests will not give the Participant a share of the proceeds if the Company’s assets were sold at fair market value and the proceeds of such disposition were distributed in complete liquidation of the Company immediately after the Date of Grant (as defined in the Participant’s applicable Unit Grant Agreement), but give the holder a right to share in the appreciation in the value of the Company from the date of receipt forward. In the event of any transaction described in Section 8(b), prior to the consummation of any such transaction so as to be subject to the same exchange ratio as applies to the Members holding Common Units (“Common Members”) in respect of such Common Units, the Participant may make a cash capital contribution to the Company in an amount such that the Participant’s Capital Account balance is proportionate (on a per-unit basis) to such Common Members’ Capital Account balances. The Managers shall inform the Participant of the required amount of any such capital contribution.

(b) Unit Grant Agreement. Each grant or sale of a Unit under the Plan shall be evidenced by a Unit Grant Agreement between the Participant and the Company. Such Unit shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan or the Operating Agreement and which the Managers deems appropriate for inclusion in a Unit Grant Agreement. The provisions of the various Unit Grant Agreements entered into under the Plan need not be identical.

(c) Number of Units. Each Unit Grant Agreement shall specify the number of Units that are being granted and shall provide for the adjustment of such number in accordance with Section 8.

(d) Duration of Offers and Nontransferability of Rights. Any right to acquire Units under the Plan shall automatically expire if not exercised by the Participant within 30 days after the grant of such right was communicated to the Participant by the Company. Such right shall not be transferable and shall be exercisable only by the Participant to whom such right was granted.

(e) Vesting. Each Unit Grant Agreement shall specify the date or milestone(s) when all or any installment of Units is to become vested. No Unit shall be granted unless the Participant has delivered an executed copy of the Unit Grant Agreement to the Company. The Managers shall determine the vesting provisions of any Unit Grant Agreement at its sole discretion.

(f) Restrictions on Transfer of Units. Any Units granted under the Plan shall be subject to (i) the terms of the Operating Agreement and any other agreement among the Members and (ii) such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Managers may determine. Such restrictions shall be set forth in the applicable Unit Grant Agreement and shall apply in addition to the restrictions that apply to holders of Units generally.

(g) Withholding Taxes. As a condition to a grant of, and distributions with respect to, any Unit, the Participant shall make such arrangements as the Managers may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such grant or distributions. The Participant shall also make such arrangements as the Managers may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Units.

(h) No Rights as a Member or Assignee. A Participant, or a transferee of a Participant, shall have no rights as a Member or Assignee with respect to any Unit until such person has satisfied any requirements imposed on Members or Assignees by applicable law, the Operating Agreement, any other agreement among the Members or the Company.

(i) Modification and Assumption of Units. Within the limitations of the Plan, the Managers may modify or assume outstanding Units or may accept the exchange of outstanding Units (whether granted by the Company or another issuer) in return for the grant of the same or a different number of new Units. The foregoing notwithstanding, no modification of a Unit shall, without the consent of the Participant, impair the Participant’s rights or increase the Participant’s obligations under such Unit Grant Agreement.

(j) Voting. Units granted to a Participant under the Plan shall have no voting rights.

SECTION 6. PAYMENT FOR UNITS.

(a) General Rule. The entire Purchase Price (if any) of Units issued under the Plan shall be payable in cash or cash equivalents at the time when such Units are purchased, except as otherwise provided in this Section 6.

(b) Profits Interests. Profits Interests shall have no Purchase Price and the Participant shall not be required to pay any consideration for the grant of such Profits Interests.

(c) Services Rendered. At the discretion of the Managers, Units may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

(d) Other Forms of Payment. To the extent that a Unit Grant Agreement so provides, the Purchase Price of Units issued under the Plan may be paid in any other form permitted by Delaware General Corporation Law, as amended.

SECTION 7. OBLIGATIONS OF PARTICIPANTS.

(a) Operating Agreement. Each Participant granted Units shall agree to be bound by, comply with the terms of, and become a party to the Operating Agreement as a Member. Exhibit A of the Operating Agreement shall be amended to reflect the grant of Units to a Participant under this Plan.

(b) IRS Form W-9. Each Participant shall deliver to the Company a duly completed and properly executed IRS Form W-9 at the time of a grant of a Unit, if requested by the Company.

(c) Safe Harbor Election. Each Participant shall agree that the Managers are authorized to elect the safe harbor described in section 4 of the proposed IRS Revenue Procedure published in IRS Notice 2005-43 (the “Proposed Revenue Procedure”) (or any substantially similar safe harbor provided for in other IRS guidance), if and when such Revenue Procedure (or other IRS guidance) is finalized (the “Safe Harbor”). Each Participant (including any transferee of a Participant) shall agree to comply with all requirements of the Safe Harbor while such election remains in effect, including making tax filings (if any) consistent with the applicable requirements of such Safe Harbor and any relevant Treasury Regulations. In addition, the Participants shall agree to amend the Operating Agreement as and if required by the finalized Revenue Procedure (or substantially similar other IRS guidance) in order to ensure that the transfer of a Unit in connection with the provision of Services to, or on behalf of, the Company is eligible for the benefits of the Safe Harbor.

SECTION 8. ADJUSTMENT OF UNITS.

(a) General. In the event of a subdivision of the outstanding Units, a combination or consolidation of the outstanding Units into a lesser number of Units, a reclassification or a similar occurrence, or any other increase or decrease in the number of issued Units effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made in each of (i) the number and kind of Units available for future grants under Section 4, or (ii) the number and kind of Units outstanding, in each case subject to the Operating Agreement. In the event of an extraordinary distribution payable in a form other than Units in an amount that has a material effect on the Fair Market Value of the Unit, a recapitalization, a spin-off, or a similar occurrence, the Managers at their sole discretion may make appropriate adjustments in the number of Units available for future grants under Section 4.

(b) Mergers and Consolidations. In the event that the Company consummates an Incorporation, a Liquidation Event or an initial public offering (an “Initial Public Offering”), the outstanding Units (including Profits Interests) shall be subject to the agreement governing such Incorporation, Liquidation Event or Initial Public Offering and the Operating Agreement. Such agreement, without the consent of the Participants, shall provide for one or more of the following:

(i) The continuation of such outstanding Units by the Company (if the Company is the surviving entity).

(ii) The conversion of such outstanding Units by the surviving entity or its parent into equity of the surviving entity or its parent, with the exchange ratio of any Profits Interests adjusted to account for the Capital Account balance of the holder of such Profits Interests. For the avoidance of doubt, the Capital Account balance shall reflect any capital contributions described in Section 5(a).

(iii) The full or partial vesting of unvested Units upon the closing of the Liquidation Event.

(iv) The redemption of such outstanding Units and a payment to the Participants equal to the amount distributable to such Units pursuant to the Operating Agreement. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent with a fair market value equal to the amount distributable or deemed distributable in the Liquidation Event. Such payment may be made in installments and may be deferred until the date or dates when such Units would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Units would have vested. If no amounts would be distributable to such Units, then such Units may be cancelled without making a payment to the Participants. For purposes of this Subsection (iv), the fair market value of any security shall be determined without regard to any vesting conditions that may apply to such security and shall be determined by the Managers in their good faith.

(v) The cancellation, without payment, of any unvested Units, to the extent not otherwise converted, redeemed, or treated pursuant to the above paragraphs (i)-(iv), as applicable, and consistent with the Operating Agreement.

(c) Acceleration. Notwithstanding anything else provided herein, if the Participant is subject to a Qualifying Termination during the twelve (12) month period immediately following a Change of Control or within the three (3) month period immediately preceding a Change in Control, then all unvested Units held by such Participant shall accelerate and become vested and exercisable as to 100% of the total Units underlying the award. Any unvested Units shall remain outstanding and eligible to vest for three (3) months following any Qualifying Termination so as to permit any acceleration that may become due under this Section 8(c). Notwithstanding the foregoing, Units subject to performance-based vesting conditions shall be governed exclusively by their terms and shall not benefit from the acceleration under this Section 8(c). If Units would otherwise be cancelled without consideration in connection with the Change in Control, 100% of the Units to be so cancelled without consideration shall vest as of immediately prior to the closing of that Change in Control.

(d) Reservation of Rights. The grant of Units pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or exchange equity interests or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9. SECURITIES LAW REQUIREMENTS.

Units shall not be issued under the Plan unless the issuance and delivery of such Units comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 10. NO RETENTION RIGHTS.

Nothing in the Plan, or in any right granted under the Plan, or in any Unit Grant Agreement shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

SECTION 11. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Managers, subject to the approval of the Company’s Members. The Plan shall terminate automatically ten (10) years after the later of (i) the date when the Managers adopted the Plan or (ii) the date when the Managers approved the most recent increase in the number of Units reserved under Section 4 that was also approved by the Company’s Members. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Managers may amend, suspend or terminate the Plan at any time and for any reason, provided that except as set forth in the Operating Agreement, the Managers may amend the Plan to increase the number of Units available for issuance under the Plan only with the approval of the Members necessary to amend the Operating Agreement.

(c) Effect of Amendment or Termination. No Units shall be issued or sold under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not materially adversely affect any Unit previously granted under the Plan.

(d) Part-Time Employment and Leaves of Absence. If the Participant commences working on a part-time basis, then the Company may adjust the vesting schedule set forth in the Participant’s applicable Unit Grant Agreement in accordance with the Company’s part-time work policy or the terms of an agreement between the Participant and the Company pertaining to his or her part-time schedule. If the Participant goes on a leave of absence, then the

Company may adjust the vesting schedule set forth in the Participant’s applicable Unit Grant Agreement in accordance with the Company’s leave of absence policy or the terms of such leave. Except as provided in the preceding sentence, Service shall be deemed to continue for any purpose under this Plan while the Participant is on a bona fide leave of absence, if (i) such leave was approved by the Company in writing and (ii) continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company). Service shall be deemed to terminate when such leave ends, unless the Participant immediately returns to active work.

SECTION 12. CHOICE OF LAW.

This Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 13. DISTRIBUTIONS.

The Company may make distributions to the Participants in accordance with the terms of the Operating Agreement.

SECTION 14. DEFINITIONS.

Capitalized terms used in this Plan without definition shall have the meanings given to them in the Operating Agreement. As used in this Plan:

(a) “Acquiring Member” shall mean a holder of the Company’s Units that

(i) merges or combines with the Company in a combination transaction pursuant to a Change of Control; or

(ii) directly or indirectly owns or controls a majority of the voting power of another entity that merges or combines with the Company in a combination transaction pursuant to a Change of Control.

(b) “Assignee” shall mean a transferee of a Unit who has not been admitted as a Member, as provided in the Operating Agreement.

(c) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means with respect to a Participant shall mean:

(i) An unauthorized use or disclosure by the Participant of the Company’s or a Subsidiary’s confidential information or trade secrets, which use or disclosure causes material harm to the Company or a subsidiary;

(ii) A material breach by the Participant of any agreement between the Participant and the Company or a Subsidiary;

(iii) A material failure by the Participant to comply with the Company’s or a Subsidiary’s written policies or rules;

(iv) The Participant’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof;

(v) The Participant’s gross negligence or willful misconduct in the performance of Services;

(vi) A continuing failure by the Participant to perform assigned duties after receiving written notification of such failure from the Managers; or

(vii) A failure by the Participant to cooperate in good faith with a governmental or internal investigation of the Company, a Subsidiary, or any of their directors, managers, or employees, if the Company or a Subsidiary has requested the Participant’s cooperation.

(d) “Change of Control” shall mean:

(i) any transaction or series of related transactions resulting in a liquidation, dissolution or winding up of the Company;

(ii) a sale of all or substantially all of the assets of the Company that is followed by a liquidation, dissolution or winding up of the Company;

(iii) any sale or exchange of the capital stock of the Company by the stockholders of the Company in one transaction or a series of related transactions where more than fifty percent (50%) of the outstanding voting power of the Company is acquired by a person or entity or group of related persons or entities (other than pursuant to a recapitalization of the Company solely with its equity holders); or

(iv) any merger or consolidation (each, a “combination transaction”), in which the Company is a constituent entity or is a party with another entity if, as a result of such combination transaction, in one transaction or series of related transactions, the voting securities of the Company that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an Acquiring Member) do not represent, or are not converted into, securities of the surviving entity in such combination transaction (or such surviving entity’s parent entity if the surviving entity is owned by the parent) that, immediately after the consummation of such combination transaction, together possess at least a majority of the total voting power of all voting securities of such surviving entity (or its parent, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving entity (or its parent, if applicable) that are held by the Acquiring Member.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean a committee of the Managers, as described in Section 2(a).

(g) “Company” shall mean DiCE Molecules Holdings, LLC, a Delaware limited liability company.

(h) “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees, and Managers.

(i) “Disability” shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(j) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(k) “Fair Market Value” shall mean the fair market value of a Unit, as determined by the Managers in accordance with the valuation requirements of the Treasury regulations promulgated under Internal Revenue Code Section 409A. Such determination shall be conclusive and binding on all persons.

(l) “Good Reason” means, without the Participant’s consent, (i) a reduction by more than 10% in Participant’s base salary (other than a reduction generally applicable to employees of the Company and in generally the same proportion as for the Participant) or (ii) relocation of the Participant’s principal workplace by more than fifty (50) miles from Participant’s then current place of employment. In order for the Participant’s voluntary resignation to constitute “Good Reason” for purposes of the Plan, all of the following requirements must be satisfied: (1) the Participant must provide notice to the Company of his or her intent to assert Good Reason within sixty (60) days of the initial existence of one or more of the conditions set forth in subclauses (i) and (ii); (2) the Company will have thirty (30) days (the “Company Cure Period”) from the date of such notice to remedy the condition and, if it does so, the Participant may withdraw his or her resignation or may resign with no benefits; and (3) any termination of employment under this provision must occur within ten (10) days of the earlier of expiration of the Company Cure Period or written notice from the Company that it will not undertake to cure the condition set forth in subclauses (i) through (iii).

(m) “Incorporation” shall mean the conversion of the Company into a corporation, including, without limitation, by merger or consolidation, the filing of a certificate of conversion, or becoming a directly or indirectly wholly-owned subsidiary of a corporation.

(n) “IRS” shall mean the United States Internal Revenue Service.

(o) “Liquidation Event” shall mean a Change of Control.

(p) “Operating Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of DiCE Molecules Holdings, LLC dated as of December 1, 2014, as may be amended from time to time, or any successor agreement.

(q) “Manager” shall mean a person who serves as a Manager of the Company.

(r) “Managers” shall mean the Managers acting as a group, as provided in the Operating Agreement.

(s) “Member” shall mean a person who is a Member of the Company pursuant to the Operating Agreement.

(t) “Participant” shall have the meaning specified in Section 3.

(u) “Parent” shall mean any entity (other than the Company) in an unbroken chain of entities ending with the Company, if each of the entities other than the Company owns shares, units or interests possessing fifty percent (50%) or more of the total combined voting power of all classes of shares, units or interests in one of the other entities in such chain. An entity that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(v) “Plan” shall mean this DiCE Molecules Holdings, LLC 2014 Equity Incentive Plan.

(w) “Purchase Price” shall mean the consideration for which one Unit may be acquired under the Plan, as specified by the Managers.

(x) “Qualifying Termination” means a “separation from service” (as defined in Section 409A of the Code) that results from (i) the Company terminating the Participant’s employment for any reason other than Cause or (ii) the Participant voluntarily resigning his or her employment for Good Reason; provided, however, that the Participant (a) has executed a general release (in a form prescribed by the Company, without alterations) of all known and unknown claims that he or she may then have against the Company and its Subsidiaries, or persons affiliated with the Company or its Subsidiaries (the “Release”) and the Release has become effective within sixty days following the termination and (b) the Release contains a provision whereby the Participant agrees not to prosecute any legal action or other proceeding based upon any of such claims. A termination or resignation due to the Participant’s death or disability shall not constitute a Qualifying Termination.

(y) “Service” shall mean service as an Employee, Manager or Consultant of the Company or a Subsidiary.

(z) “Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain owns shares, units or interests possessing 50% or more of the total combined voting power of all classes of shares, units or interests in one of the other entities in such chain. An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(aa) “Unit” shall mean “Common Units” and/or “Profits Interests” (each as such term is defined in the Operating Agreement).

(bb) “Unit Grant Agreement” shall mean the agreement between the Company and a Participant that contains the terms, conditions and restrictions pertaining to the Participant’s Units.

DICE MOLECULES HOLDINGS, LLC

2014 EQUITY INCENTIVE PLAN

RESTRICTED COMMON UNIT PURCHASE AGREEMENT

This Restricted Common Unit Purchase Agreement (this “Agreement”) is made and entered into as of «Date» (the “Effective Date”) by and between DiCE Molecules Holdings, LLC, a Delaware limited liability company (the “Company”), and «Name» (the “Purchaser”).

TRANSFER OF UNITS. On the Effective Date and subject to the terms and conditions of this Agreement, the Company hereby transfers to the Purchaser an aggregate of «Units» Common Units of the Company (the “Units”). Each of the Units has been designated as a “Profits Interest” by the Company’s Board of Managers pursuant to the terms of the LLC Agreement (as defined below), the Plan (as defined below) and Internal Revenue Service Revenue Procedures 93-27 and 2001-43, and shall be issued subject to a Profits Interest Threshold Amount (as defined in the LLC Agreement) equal to «PPU» per Unit (the “Profits Interest Threshold Per Unit”). In respect of such Profits Interest designation, no cash or other payment of consideration will be made by the Purchaser for the Units.

As used in this Agreement, the term “Units” refers to the Common Units purchased under this Agreement and includes all securities received (a) in substitution of the Units, (b) as a result of dividends or splits with respect to the Units, and (c) in replacement of the Units in a merger, recapitalization, reorganization or similar corporate transaction.

Purchaser is aware of the terms and conditions of (a) the Company’s Fourth Amended and Restated Limited Liability Company Agreement dated as of December 18, 2020, a copy of which is attached hereto as Exhibit 1 (the “LLC Agreement”) and (b) the Company’s 2014 Equity Incentive Plan, as may be amended from time to time, a copy of which is attached hereto as Exhibit 2 (the “Plan”), and concurrently with Purchaser’s purchase of Units hereunder has executed a signature page to the LLC Agreement and thereby agreed to become a party to such LLC Agreement and a “Member” of the Company in accordance therewith. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

CLOSING.

Deliveries by Purchaser. Purchaser hereby delivers to the Company: (a) a duly executed copy of this Agreement, (b) a duly executed signature page to the LLC Agreement, evidencing Purchaser’s agreement to become a party to such LLC Agreement and a “Member” of the Company in accordance therewith, and (c) if Purchaser is married, a Spouse Consent in the form of Exhibit 3 attached hereto (the “Spouse Consent”) duly executed by Purchaser’s spouse.

Deliveries by the Company. Upon its receipt of the documents to be executed and delivered by Purchaser to the Company under Section 2.1, the Company will provide Purchaser with a complete and countersigned copy of this Agreement, as evidence of Purchaser’s ownership of the Units.

REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to the Company as follows.

Purchase for Own Account for Investment. Purchaser is purchasing the Units for Purchaser’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Units within the meaning of the Securities Act of 1933, as amended (the “1933 Act”). Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Units and no one other than Purchaser has any beneficial ownership of any of the Units.

Access to Information. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Units, and Purchaser has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

Understanding of Risks. Purchaser is fully aware of: (a) the highly speculative nature of the investment in the Units; (b) the financial hazards involved; (c) the lack of liquidity of the Units and the restrictions on transferability of the Units (e.g., that Purchaser may not be able to sell or dispose of the Units or use them as collateral for loans); (d) the qualifications and backgrounds of the management of the Company; and (e) the tax consequences of investment in the Units.

Purchaser’s Qualifications. Purchaser has a preexisting personal or business relationship with the Company and/or certain of its officers and/or directors of a nature and duration sufficient to make Purchaser aware of the character, business acumen and general business and financial circumstances of the Company and/or such officers and directors. By reason of Purchaser’s business or financial experience, Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

No General Solicitation. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Units.

Compliance with Securities Laws. Purchaser understands and acknowledges that, in reliance upon the representations and warranties made by Purchaser herein, the Units are not being registered with the Securities and Exchange Commission (“SEC”) under the 1933 Act or being qualified under the California Corporate Securities Law of 1968, as amended (the “Law”), but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the 1933 Act and the Law, or other applicable state securities laws, that impose certain restrictions on Purchaser’s ability to transfer the Units.

Restrictions on Transfer. Purchaser understands that Purchaser may not transfer any Units unless such Units are registered under the 1933 Act and qualified under the Law or other applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Purchaser understands that only the Company may file a registration statement with the SEC or the California Commissioner of Corporations or other applicable state securities commissioners and that the Company is under no obligation to do so with respect to the Units. Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Units in the amounts or at the times proposed by Purchaser.

Rule 144. In addition, Purchaser has been advised that SEC Rule 144 promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Units and, in any event, requires that the Units be held for a minimum of six months, and in certain cases one year, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Purchaser understands that Rule 144 may indefinitely restrict transfer of the Units so long as Purchaser remains an “affiliate” of the Company and certain information about the Company (as defined in Rule 144) is not publicly available.

MARKET STANDOFF AGREEMENT. Purchaser agrees in connection with any registration of the Company’s securities under the 1933 Act that, upon the request of the Company or the underwriters managing any registered public offering of the Company’s securities, Purchaser will not sell or otherwise dispose of any Units without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the managing underwriters may specify for employee-unitholders generally. For purposes of this Section 4, the term “Company” shall include any successor in interest to the Company, including without limitation any corporation resulting from a statutory conversion of the Company from a limited liability company into a corporation, or any wholly-owned subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Units (if any) subject to this Section and to impose stop transfer instructions with respect to the Units until the end of such period. Purchaser further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing and that such underwriters are express third party beneficiaries of this Section 4.

RESTRICTIONS ON TRANSFER.    Purchaser acknowledges and agrees that the Units are subject to restrictions on transfer as provided in the LLC Agreement (including the provisions contained in Section 9 of the LLC Agreement as in effect on the date hereof), and therefore that Purchaser may not transfer, sell, assign, pledge, encumber, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or otherwise in any manner dispose of or encumber, whether voluntarily or by operation of law, or by gift or otherwise (“transfer”), any Units or any right or interest therein, except as permitted under the LLC Agreement.

SUPPLEMENTAL RIGHT OF FIRST REFUSAL. In addition to any restrictions on transfer contained in the LLC Agreement that may be applicable, Purchaser also acknowledges and agrees that (i) Unvested Units (defined below) may not be sold or otherwise transferred by Purchaser without the Company’s prior written consent, and (ii) that before any Vested Units held by Purchaser or any transferee of such Vested Units (either sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including without limitation a transfer by gift or operation of law), the Company and/or its assignee(s) will have a right of first refusal to purchase the Units to be sold or transferred (the “Offered Units”) on the terms and conditions set forth in this Section (the “Right of First Refusal”).

Notice of Proposed Transfer. The Holder of the Offered Units will deliver to the Company a written notice (the “Notice”) stating: (a) the Holder’s bona fide intention to sell or otherwise transfer the Offered Units; (b) the name and address of each proposed purchaser or other transferee (the “Proposed Transferee”); (c) the number of Offered Units to be transferred to each Proposed Transferee; (d) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Units (the “Offered Price”); and (e) that the Holder acknowledges this Notice is an offer to sell the Offered Units to the Company and/or its assignee(s) pursuant to the Company’s Right of First Refusal at the Offered Price as provided for in this Agreement.

Exercise of Right of First Refusal. At any time within thirty (30) days after the date the Notice was effective in accordance with Section 13.1 hereof, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (or, with the consent of the Holder, less than all) the Offered Units proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price determined in accordance with Section 6.3 below.

Purchase Price. The purchase price for the Offered Units purchased under this Section will be the Offered Price, provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift), the purchase price will be the fair market value of the Offered Units as determined in good faith by the Company’s Board of Managers. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration, as determined in good faith by the Company’s Board of Managers, will conclusively be deemed to be the cash equivalent value of such non-cash consideration.

Payment. Payment of the purchase price for the Offered Units will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding indebtedness owed by the Holder to the Company (or to such assignee, in the case of a purchase of Offered Units by such assignee) or by any combination thereof. The purchase price will be paid without interest within sixty (60) days after the Company’s receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.

Exempt Transfers. Notwithstanding anything to the contrary in this Section, the following transfers of Vested Units will be exempt from the Right of First Refusal: (a) the transfer of any or all of the Vested Units during Purchaser’s lifetime by gift or on Purchaser’s death by will or intestacy to Purchaser’s “Immediate Family” (as defined below) or to a trust for the benefit of Purchaser or Purchaser’s Immediate Family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section will continue to apply to the transferred Vested Units in the hands of such transferee or other recipient; (b) except as provided in Section 6.6(b) below, any transfer or conversion of Vested Units made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations; or (c) any transfer of Vested Units pursuant to the winding up and dissolution of the Company. As used herein, the term “Immediate Family” will mean Purchaser’s spouse, the lineal descendant or antecedent, brother or sister, of Purchaser or Purchaser’s spouse, or the spouse of any lineal descendant or antecedent, brother or sister of Purchaser, or Purchaser’s spouse, whether or not any of the above are adopted.

Termination of Right of First Refusal. The Right of First Refusal will terminate as to all Units (a) on the effective date of the first sale of Common Units of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the 1933 Act (other than a registration statement relating solely to the issuance of Common Units pursuant to a business combination or an employee incentive or benefit plan) or (b) on any transfer or conversion of Units made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common unit of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Securities Exchange Act of 1934, as amended.

VESTING OF UNITS.

Definition of “Employed by the Company”; “Termination Date”. For purposes of this Agreement, Purchaser will be considered to be “employed by the Company” if the Board of Managers of the Company (the “Board”) determines that Purchaser is rendering substantial services as an officer, employee, consultant or independent contractor to DiCE Molecules SV, Inc., a Delaware corporation and subsidiary of the Company (“DiCE OpCo”), the Company or to any Affiliate of DiCE OpCo or the Company (each, a “DiCE Entity” and collectively, the “DiCE Entities”). In case of any dispute as to whether Purchaser is employed by the Company, the Board shall have sole discretion to determine whether Purchaser has ceased to be employed by the Company or any Affiliate and the effective date on which Purchaser’s employment terminated (the “Termination Date”). An “Affiliate” means any entity that owns, directly or indirectly, unit representing more than 50% of the total combined voting power of all classes of units of the Company or any entity in which the Company owns, directly or indirectly, equity interests representing more than 50% of the voting power of such entity.

Unvested and Vested Units. Units that are vested pursuant to the schedule set forth herein are “Vested Units”. Units that are not vested pursuant to the schedule set forth herein are “Unvested Units”. If Purchaser has continuously been employed by the Company or any Affiliate until «FVD» (the “First Vesting Date”), then on the First Vesting Date, 1/48th of the Units will become Vested Units; and thereafter, for so long (and only for so long) as Purchaser remains continuously employed by the Company or any Affiliate at all times after the First Vesting Date, on the same day of each succeeding calendar month after the First Vesting Date (or if there is no such day in any month, then the last day of such calendar month) an additional 1/48th of the Unvested Units will become Vested Units. No Unvested Units will become Vested Units after the Termination Date. If the application of the vesting percentage results in a fractional Unit, such fraction shall be rounded down to the nearest whole Unit for each month except for the last month in such vesting period, at the end of which last month the balance of Unvested Units shall become fully Vested Units.

[the green acceleration language is “A” in the board consent exhibit while the yellow is “B”; if the grant has no acceleration, delete both]

7.2.1 Acceleration of Vesting Following Change of Control. In addition to any Units that have become Vested Units pursuant to Section 7.2 hereof, in the event (i) there is a Deemed Liquidation Event (as defined in the LLC Agreement) and (ii) Purchaser is either (x) terminated without Cause (as defined in the Plan) by the Company or other affiliate of DiCE OpCo and the Company (or successor of the Company or any such affiliate) or (y) leaves the Company or other affiliate of DiCE OpCo and the Company (or successor of the Company or any such affiliate) for Good Reason (as defined in the Plan) during the period beginning three months prior to the execution of a definitive agreement for such Deemed Liquidation Event and ending on the one-year anniversary of such Deemed Liquidation Event, then 100% of any then remaining Unvested Units shall upon the date of such termination become immediately vested.

7.2.1 Acceleration of Vesting Following Change of Control. In addition to any Units that have become Vested Units pursuant to Section 7.2 hereof, in the event there is a Deemed Liquidation Event (as defined in the LLC Agreement), then 100% of any then remaining Unvested Units shall upon the consummation of such Deemed Liquidation Event become immediately vested.

Adjustments. The number of Units that are Vested Units or Unvested Units will be proportionally adjusted to reflect any unit dividend, unit split, reverse unit split or recapitalization of the common unit of the Company occurring after the Effective Date.

Cancellation of Unvested Units. Immediately upon the Termination Date, all Units that are Unvested Units as of such date shall be cancelled and any and all of the Purchaser’s rights or interests to such Unvested Units shall be automatically extinguished, in each case without any further action required on the part of the Purchaser or the Company.

Right of Termination Unaffected. Nothing in this Agreement will be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company (or any Affiliate) to terminate Purchaser’s employment with the Company (or any Affiliate) at any time for any reason or no reason, with or without Cause.

RIGHTS AS OWNER OF UNITS. Subject to the terms and conditions of this Agreement, Purchaser will have all of the rights to the Units from and after the date of this Agreement until such time as Purchaser disposes of the Units or the Company and/or its assignee(s) exercise(s) the Right of First Refusal or Unvested Units are cancelled pursuant to the terms of Section 7.4. Upon an exercise of the Right of First Refusal or Unvested Units are cancelled pursuant to the terms of Section 7.4, Purchaser will have no further rights as a holder of the Units so purchased upon such exercise or cancellation, except the right to receive payment for the Units so purchased upon exercise in accordance with the provisions of this Agreement, and Purchaser will promptly surrender the unit certificate(s) evidencing the Units so purchased to the Company for transfer or cancellation.

ESCROW. As security for Purchaser’s faithful performance of this Agreement, Purchaser agrees, immediately upon receipt of the unit certificate(s) evidencing the Units, if any, to deliver such certificate(s), together with the Unit Powers executed by Purchaser and by Purchaser’s spouse, if any (with the date, transferee, unit certificate number and number of Units left blank), to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) and Unit Powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Units as are in accordance with the terms of this Agreement. Escrow Holder will act solely for the Company as its agent and not as a fiduciary. Purchaser and the Company agree that Escrow Holder will not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Agreement. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement. The Units will be released from escrow upon termination of the Right of First Refusal.

TAX CONSEQUENCES. PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER’S PURCHASE OR DISPOSITION OF THE UNITS. PURCHASER REPRESENTS (a) THAT PURCHASER HAS CONSULTED WITH A TAX ADVISER THAT PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE UNITS AND (b) THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. Purchaser hereby acknowledges that Purchaser has been informed that, in addition to receiving taxable income upon the receipt of any Units paid for by the cancellation of compensation for services rendered, unless an election is filed by the Purchaser with the Internal Revenue Service (and, if necessary, the proper state taxing authorities) within 30 days after the purchase of the Units to be effective, electing pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the Profits Interest Threshold of the Units and their fair market value on the date of purchase, there will be a recognition of taxable income to the Purchaser, measured by the excess, if any, of the fair market value of the Units, at the time they cease to be Unvested Units, over the Profits Interest Threshold for such Units. Purchaser represents that Purchaser has consulted any tax advisors Purchaser deems advisable in connection with Purchaser’s purchase of the Units and the filing of the election under Section 83(b) and similar tax provisions. A form of Election under Section 83(b) is attached hereto as Exhibit 4 for reference. PURCHASER HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE THE ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE RESTRICTIONS ON THE VESTED UNITS.

RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS. Purchaser understands and agrees that the Company will place the legends set forth below or similar legends on any unit certificate(s) evidencing the Units, if any, together with any other legends that may be required by state or federal securities laws, the LLC Agreement, any other agreement between Purchaser and the Company or any third party:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, INCLUDING THE RIGHTS OF FIRST REFUSAL HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S), AND A MARKET STANDOFF RESTRICTION, AS SET FORTH IN A FOUNDER’S RESTRICTED UNIT PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE UNITS, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS, INCLUDING THE RIGHTS OF FIRST REFUSAL, AND THE MARKET STANDOFF RESTRICTION, ARE BINDING ON TRANSFEREES OF THESE UNITS.

Purchaser agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required (a) to transfer on its books any Units that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Units, or to accord the right to vote or pay dividends, to any purchaser or other transferee to whom such Units have been so transferred.

COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of the Units will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any unit exchange or automated quotation system on which the Company’s Common Unit may be listed or quoted at the time of such issuance or transfer.

GENERAL PROVISIONS.

Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (c) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement or at such other address as such other party may designate by one of the indicated means of notice herein to the other party hereto. A “business day” shall be a day, other than Saturday or Sunday, when the banks in the city of San Francisco are open for business.

Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

Assignments; Successors and Assigns. The Company may assign any of its rights and obligations under this Agreement, including but not limited to its rights to repurchase Units under the Right of First Refusal. Any assignment of rights and obligations by any other party to this Agreement requires the Company’s prior written consent. This Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

Arbitration. Any unresolved controversy or claim arising out of or relating to this Agreement shall be submitted to mandatory, final and binding arbitration before the Judicial Arbitration and Mediation Service (“JAMS”), pursuant to the United States Arbitration Act, 9 U.S.C., Section 1 et seq. THE COMPANY AND PURCHASER HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO SUCH CLAIMS. Either party may commence the arbitration process called for by this Agreement by filing a written demand for arbitration with JAMS and giving a copy of such demand to the other party to this Agreement. The parties will cooperate with JAMS and with each other in promptly selecting an arbitrator from JAMS’ panel of neutrals, and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Agreement. If no agreement as to selection of an arbitrator can be reached within thirty (30) days after delivery of the written demand for arbitration, then the parties shall request that JAMS select an arbitrator having reasonable experience in corporate transactions of the type provided for in this Agreement. The arbitration shall take place in San Francisco, California, and shall be conducted in accordance with the Comprehensive Arbitration Rules and Procedures (the “Comprehensive Rules”) of JAMS then in effect, and judgment upon any award rendered in such arbitration will be final, non-appealable and binding, and may be entered in any court having jurisdiction thereof. Discovery shall be conducted in accordance with the Comprehensive Rules, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator. The parties shall maintain the confidential nature of the arbitration proceeding and any award, except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award or its enforcement, or unless otherwise required by law or judicial decision. The prevailing party shall be entitled to recover its arbitration costs and reasonable attorneys’ fees in addition to any other legal and/or equitable remedies to which it is entitled.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Restricted Unit Purchase Agreement to be executed by its duly authorized representative and Purchaser has executed this Agreement, each as of the Effective Date.

COMPANY: DICE MOLECULES HOLDINGS, LLC		PURCHASER: «NAME»

By:	/s/ Kevin Judice	By:
Name:	Kevin Judice	Name:	«Name»
Title:	Chief Executive Officer	Address:

Address:

LIST OF EXHIBITS

Exhibit 1:	LLC Agreement

Exhibit 2:	2014 Equity Incentive Plan

Exhibit 3:	Spouse Consent

Exhibit 4:	Election Under Section 83(b) of the Internal Revenue Code

EXHIBIT 1

FOURTH AMENDED AND RESTATED LLC AGREEMENT

EXHIBIT 2

2014 EQUITY INCENTIVE PLAN

EXHIBIT 3

SPOUSE CONSENT

SPOUSE CONSENT

The undersigned spouse of «Name» (the “Purchaser”) has read, understands and hereby approves all the terms and conditions of the Restricted Common Unit Purchase Agreement effective as of «Date» (the “Agreement”), by and between Purchaser and DiCE Molecules Holdings, LLC, a Delaware limited liability company (the “Company”), pursuant to which Purchaser has purchased «Units» Common Units (the “Units”).

In consideration of the Company granting my spouse the right to purchase the Units under the Agreement, I hereby agree to be irrevocably bound by all the terms and conditions of the Agreement (including but not limited to the Company’s Right of First Refusal and the market standoff agreements contained therein) and further agree that any community property interest I may have in the Units and all property assigned by Purchaser to the Company under the Assignment Agreement will be similarly bound by the Agreement and the Assignment Agreement.

I hereby appoint Purchaser as my attorney-in-fact, to act in my name, place and stead with respect to any amendment of the Agreement and the Assignment Agreement and with respect to the making and filing of an election under Internal Revenue Code Section 83(b) in connection with the purchase of the Units.

Dated:

Signature of Spouse [Sign Here]

Name of Spouse [Please Print]

❒ Check this box if Purchaser is not married.

EXHIBIT 4

ELECTION UNDER SECTION 83(b) OF THE

INTERNAL REVENUE CODE

ELECTION UNDER SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, as amended, to include in gross income for the Taxpayer’s current taxable year the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services.

1.	TAXPAYER’S NAME:	«Name»

TAXPAYER’S ADDRESS:

SOCIAL SECURITY NUMBER:

2.	The property with respect to which the election is made is described as follows: «Units» Common Units of DiCE Molecules Holdings, LLC, a Delaware limited liability company (the “Company”), which is Taxpayer’s employer or the corporation for whom the Taxpayer performs services.

3.	The date on which the property was transferred was «Date» and this election is made for calendar year «Year».

4.	The Common Units are subject to the following restrictions: The unvested Common Units shall automatically be cancelled under certain conditions at the time of Taxpayer’s termination of employment or services.

5.	The fair market value of the Common Units (without regard to restrictions other than restrictions which by their terms will never lapse) was $0.00 per unit at the time of transfer.

6.	The amount paid for such units was $0.00 per Common Unit.

7.	The Taxpayer has submitted a copy of this statement to the Company.

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (“IRS”), AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE PROPERTY, AND MUST ALSO BE FILED WITH THE TAXPAYER’S INCOME TAX RETURNS FOR THE CALENDAR YEAR. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.

Dated:
Taxpayer’s Signature\

Re: Double-Trigger Acceleration Benefit for DiCE Profits Interests

Valued DiCE Molecules Team-Members:

I’m pleased to let you know that the DiCE Molecules Board of Managers (the “Board”) has approved an important acceleration benefit to all holders of DiCE profits interests in the event that DiCE is sold (referred to as a “Change of Control” in DiCE’s 2014 Incentive Equity Incentive Plan (the “Plan”)). You may recall that we discussed this briefly during our all-hands meeting in October 2018 when Fenwick provided a presentation on our equity plan and profits interests. In short, if DiCE undergoes such a sale, and if in connection with such sale, you are terminated by DiCE (or its acquirer), then all of your then-unvested units will vest. Now, as I’m sure you understand, there are particular circumstances and conditions for a termination in connection with a sale to qualify to get this benefit, and the details are laid out in the Plan. I’m also including some of the language for ease of reference to this email here, but the actual language in the Plan is the most definitive.

As I also previously explained, although this is an acceleration benefit that most companies do not tend to offer to all employees or team-members across the board, the Board and I felt it is an important one to provide to our team to (1) let you know that we are behind you and appreciate all you do and (2) provide some comfort to our valued team-members that if there are certain terminations in connection with a sale, there may be some comfort in the ability to realize the benefits of the equity many have worked so hard to earn into while helping DiCE achieve a successful sale of the business.

Finally, I will note that you will not need any other documentation with regards to your profits interest. Your regular vesting and all other terms remain the same as granted and approved by the Board.

Should you have any questions, please don’t hesitate to reach out to me or Scott.

Thank you again. DiCE wouldn’t be what it is without you.

Sincerely,

Kevin Judice
Chief Executive Officer
DiCE Molecules Holdings, LLC

Double-Trigger Acceleration Benefit

In the event of a Change of Control, and if, during the period of time commencing three (3) months immediately preceding a Change of Control and ending on the twelve (12) month anniversary immediately following such Change of Control, you are subject to a Qualifying Termination, then, effective as of such Qualifying Termination, 100% of your then-unvested units will automatically vest.

For the purposes of the acceleration provision described above, the following definitions (as taken from the Plan) apply:

“Cause” shall have the meaning ascribed to such term in any written agreement between you and DiCE defining such term and, in the absence of such agreement, such term shall mean:

(a) An unauthorized use or disclosure by you of DiCE’s or a subsidiary’s confidential information or trade secrets, which use or disclosure causes material harm to DiCE or a subsidiary;

(b) A material breach by you of any agreement between you and DiCE or a subsidiary;

(c) A material failure by you to comply with DiCE’s or a subsidiary’s written policies or rules;

(d) Your conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof;

(e) Your gross negligence or willful misconduct in the performance of services;

(f) A continuing failure by you to perform assigned duties after receiving written notification of such failure from the board; or

(g) A failure by you to cooperate in good faith with a governmental or internal investigation of DiCE, a subsidiary, or any of their directors, managers, or employees, if DiCE or a subsidiary has requested your cooperation.

“Change of Control” means:

(a) any transaction or series of related transactions resulting in a liquidation, dissolution or winding up of DiCE;

(b) a sale of all or substantially all of the assets of DiCE that is followed by a liquidation, dissolution or winding up of DiCE;

(c) any sale or exchange of the capital stock of DiCE by the stockholders of DiCE in one transaction or a series of related transactions where more than fifty percent (50%) of the outstanding voting power of DiCE is acquired by a person or entity or group of related persons or entities (other than pursuant to a recapitalization of DiCE solely with its equity holders); or

(d) any merger or consolidation (each, a “combination transaction”), in which DiCE is a constituent entity or is a party with another entity if, as a result of such combination transaction, in one transaction or series of related transactions, the voting securities of DiCE that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by a holder of DiCE’s units that (I) merges or combines with DiCE in a combination transaction pursuant to a Change of Control or (II) directly or indirectly owns or controls a majority of the voting power of another entity that merges or combines with DiCE in a combination transaction pursuant to a Change of Control (such holder, an “Acquiring Member”)) do not represent, or are not converted into, securities of the surviving entity in such combination transaction (or such surviving entity’s parent entity if the surviving entity is owned by the parent) that, immediately after the consummation of such combination transaction, together possess at least a majority of the total voting power of all voting securities of such surviving entity (or its parent, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving entity (or its parent, if applicable) that are held by the Acquiring Member.

“Good Reason” means any of the following without your consent: (i) a reduction by more than 10% in your base salary (other than a reduction generally applicable to employees of DiCE and in generally the same proportion as for you) or (ii) relocation of your principal workplace by more than fifty (50) miles from your then current place of employment. In order for your voluntary resignation to constitute “Good Reason” for purposes of the Plan, all of the following requirements must be satisfied: (1) you must provide notice to DiCE of your intent to assert Good Reason within sixty (60) days of the initial existence of one or more of the conditions set forth in subclauses (i) and (ii); (2) DiCE will have thirty (30) days (the “Company Cure Period”) from the date of such notice to remedy the condition and, if it does so, you may withdraw your resignation or may resign with no benefits; and (3) any termination of employment under this provision must occur within ten (10) days of the earlier of expiration of the Company Cure Period or written notice from DiCE that it will not undertake to cure the condition set forth in subclauses (i) through (iii).

“Qualifying Termination” means a “separation from service” (as defined in Section 409A of the Code) that results from (i) DiCE terminating your employment for any reason other than Cause or (ii) you voluntarily resigning your employment for Good Reason; provided, however, that you (a) have executed a general release (in a form prescribed by DiCE, without alterations) of all known and unknown claims that you may then have against DiCE and its subsidiaries, or persons affiliated with DiCE or its subsidiaries (the “Release”) and the Release has become effective within sixty days following the termination and (b) the Release contains a provision whereby you agree not to prosecute any legal action or other proceeding based upon any of such claims. A termination or resignation due to your death or disability shall not constitute a Qualifying Termination.